COMMERCIAL MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS WITH CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT

between

PREMIER PACKAGING CORPORATION

and

CITIZENS BANK, N.A.

Dated:	June 27, 2019

Location:	6 Framark Drive Town of Victor County of Ontario State of New York

SBL:	28.05-1-50.218

RECORD AND RETURN TO:

Phillips Lytle LLP

1400 First Federal Plaza

Rochester, New York 14614

Attention: Michael Overmyer, Esq.

COMMERCIAL MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS WITH CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT

This COMMERCIAL MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS WITH CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT (as amended, restated or otherwise supplemented from time to time, this “Mortgage”) is entered into at Rochester, New York, as of June 27, 2019, between Premier Packaging Corporation, a New York corporation with an address of 6 Framark Drive, Victor, New York 14564 (the “Mortgagor”) and Citizens Bank, N.A., a national banking association, with an address of 833 Broadway, Albany, New York 12207 (the “Bank”). Bank is entering into this Mortgage for its own account and as agent on behalf of each Bank Affiliate (this, and all other capitalized terms used in this Mortgage and not otherwise defined, shall have the meaning given to such terms in that certain Loan Agreement of even date herewith by and between the Mortgagor and the Bank (as amended, restated or otherwise supplemented from time to time, the “Loan Agreement”) to the extent an Obligation is owed to such Bank Affiliate at any time.

The real property which is the subject matter of this Mortgage has the following address: 6 Framark Drive, Victor, New York 14564 (the “Address”).

WHEREAS, the Bank is the owner and holder of one or more mortgages covering all or a portion of the Property, which mortgages are more particularly described on Exhibit B attached hereto and made a part hereof, and upon which mortgage there now remains an unpaid principal sum of One Million One Hundred Fifty Thousand Eight Hundred Seventy Six and 95/100 Dollars ($1,151,876.95) (the “Prior Mortgage”), and

WHEREAS, the Mortgagor has applied to the Bank for an additional loan in the principal amount of Four Thousand Eight Hundred Sixty Four and 74/100 Dollars ($4,864.74) (“Additional Loan”), and

WHEREAS, the Additional Loan will be evidenced by a certain Promissory Note of the Mortgagor to the Bank in the principal amount of the Additional Loan dated the date hereof and will be secured by a Mortgage made by the Mortgagor to the Bank covering the Property dated the date hereof (the “Additional Mortgage”) which Additional Mortgage is intended to be recorded in the Office of the Clerk of Monroe County, New York prior to the recording of this instrument, and

WHEREAS, the Mortgagor and the Bank desire to consolidate the Prior Mortgage and the Additional Mortgage so as to form a single first mortgage lien on the Property securing the aggregate principal sum of One Million One Hundred Fifty Six Thousand Seven Hundred Forty One and 69/100 Dollars ($1,156,741.69) and interest (the “Loan”) and to modify and amend the terms thereof, and

WHEREAS, the Loan has been modified pursuant to a certain Consolidated Mortgage Note dated as of the date hereof evidencing the principal sum of One Million One Hundred Fifty Six Thousand Seven Hundred Forty One and 69/100 Dollars ($1,156,741.69) (the “Note”), and

WHEREAS, the outstanding principal balance on the Note as of the date hereof is One Million One Hundred Fifty Six Thousand Seven Hundred Forty One and 69/100 Dollars ($1,156,741.69), and

WHEREAS, the Mortgagor and Bank have agreed to consolidate and modify the Prior Mortgage and the Additional Mortgage as herein set forth, and

WHEREAS, this COMMERCIAL MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS WITH CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT (the “Mortgage”) does not create or secure any new or additional indebtedness but secures the same indebtedness secured by said Prior Mortgage and Additional Mortgage as hereinabove mentioned.

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NOW THEREFORE, in consideration of the mutual covenants and agreements of the Mortgagor and the Bank, the sum of One Dollar ($1.00) and other good and valuable consideration each to the other in hand paid, the receipt and sufficiency of which are hereby acknowledged, and to secure the payment of an indebtedness in the principal sum of One Million One Hundred Fifty Six Thousand Seven Hundred Forty One and 69/100 Dollars ($1,156,741.69), lawful money of the United States of America, to be paid with interest (said indebtedness, interest and all other sums which may or shall become due hereunder, collectively referred to as the “Debt”), according to the Note, and any and all modifications, amendments, extensions, renewals, restatements, consolidations, replacements and increases thereof, the Mortgagor and the Bank agree as follows:

MODIFICATION PROVISIONS

The terms, conditions, provisions, covenants, agreements, warranties and privileges including and not by way of limitation, prepayment privileges, if any, contained in the Prior Mortgage and the Additional Mortgage are hereby modified, extended and amended in their entirety and restated as hereinafter set forth, and as so modified, extended, amended and restated are hereby ratified, confirmed and approved. The security of the notes, bonds and other evidence of indebtedness secured by the Prior Mortgage and the Additional Mortgage shall not be impaired by anything herein contained, but whenever the terms, provisions, covenants and conditions of this instrument conflict in any way with the terms, provisions, covenants and conditions of the notes, bonds or other evidence of indebtedness and/or the Prior Mortgage and the Additional Mortgage, or any of them, the terms, provisions, covenants and conditions of this instrument shall control and prevail. This instrument secures sums due by the Mortgagor to the Bank in the principal sum of One Million One Hundred Fifty Six Thousand Seven Hundred Forty One and 69/100 Dollars ($1,156,741.69) plus accrued interest therein, in lawful money of the United States of America, to be paid pursuant to the terms of the Note, and any further modifications, extensions, renewals, restatements, consolidations and replacements thereof.

CONSOLIDATION PROVISION

The Prior Mortgage and Additional Mortgage are hereby consolidated and combined and made equal and coordinate liens so they will together form a single first mortgage lien on the Property for the full amount to the Loan and interest, and said mortgages and the bonds, notes or other obligations secured thereby shall be treated and are hereafter referred to as if they but one mortgage and one note, given to secure and to evidence the payment of the Loan.

MORTGAGOR’S ESTOPPEL

The Mortgagor certifies to the Bank that there is now due and owing on the Note and secured by this Mortgage, without offset or defense of any kind, the principal sum of One Million One Hundred Fifty Six Thousand Seven Hundred Forty One and 69/100 Dollars ($1,156,741.69) lawful money of the United States of America.

1. Mortgage, Obligations and Future Advances

1.1 Mortgage. For valuable consideration paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby irrevocably and unconditionally mortgages, grants, bargains, transfers, sells, conveys, sets over and assigns to the Bank and its successors and assigns forever, all of Mortgagor’s right, title and interest in and to the “Property” described below, to secure the prompt payment and performance of the Obligations, including without limitation, all amounts due and owing and all obligations respecting the Note and all substitutions, modifications, extensions or amendments to any of the Loan Documents.

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A principal indebtedness of up to $1,156,741.69 is evidenced by the Loan Documents and secured by this Mortgage as of the date of this Mortgage, but this Mortgage shall nevertheless secure payment and performance of all Obligations.

1.2 Security Interest in Property. As continuing security for the Obligations the Mortgagor hereby pledges, assigns and grants to the Bank, and its successors and assigns, a security interest in any of the Property (as hereinafter defined) constituting fixtures. This Mortgage is and shall be deemed to be a security agreement and financing statement pursuant to the terms of the Uniform Commercial Code of New York (the “Uniform Commercial Code”) as to any and all personal property constituting fixtures and as to all such property the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code in addition to its rights hereunder. This Mortgage constitutes a financing statement filed as a fixture filing under Section 9-502(c) of the Uniform Commercial Code covering any Property which now is or later may become a fixture.

1.3 Collateral Assignment of Leases and Rents. The Mortgagor hereby irrevocably and unconditionally assigns to the Bank and its successors and assigns, as collateral security for the Obligations all of the Mortgagor’s rights and benefits under any and all Leases (as hereinafter defined) and any and all rents and other amounts now or hereafter owing with respect to the Leases or the use or occupancy of the Property. This collateral assignment shall be absolute and effective immediately, but the Mortgagor shall have a license, revocable by the Bank, to continue to collect rents owing under the Leases until an Event of Default (as hereinafter defined) occurs. In addition the Bank shall have all of the rights against lessees of the Property set forth in Section 291-f of the Real Property Law of New York,

1.4 Conditions to Grant. The Bank shall have and hold the above granted Property unto and to the use and benefit of the Bank, and its successors and assigns, forever; provided, however, the conveyances, grants and assignments contained in this Mortgage are upon the express condition that, if Mortgagor shall irrevocably and indefeasibly pay and perform the Obligations in full, including, without limitation, all principal, interest and premium thereon and other charges, if applicable, in accordance with the terms and conditions in the Loan Documents and this Mortgage, shall pay and perform all other Obligations as set forth in this Mortgage and shall abide by and comply with each and every covenant and condition set forth herein and in the Loan Documents, the conveyances, grants and assignments contained in this Mortgage shall be appropriately released and discharged.

1.5 Property. The term “Property,” as used in this Mortgage, shall mean that certain parcel of land and the fixtures, structures and improvements and all personal property constituting fixtures, as that term is defined in the Uniform Commercial Code, now or hereafter thereon located at the Address, as more particularly described in Exhibit A attached hereto, together with: (i) all rights now or hereafter existing, belonging, pertaining or appurtenant thereto; (ii) all judgments, awards of damages and settlements hereafter made as a result or in lieu of any Taking, as hereinafter defined; (iii) all of the rights and benefits of the Mortgagor under any present or future leases and agreements relating to the Property, including, without limitation, rents, issues and profits, or the use or occupancy thereof together with any extensions and renewals thereof, specifically excluding all duties or obligations of the Mortgagor of any kind arising thereunder (the “Leases”); and (iv) all tenements, hereditaments, appurtenances, estates and rights of Mortgagor and all contracts, permits and licenses respecting the use, operation or maintenance of the Property.

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1.6 Cross-Collateral and Future Advances. It is the express intention of the Mortgagor that this Mortgage secure payment and performance of all of the Obligations, whether now existing or hereinafter incurred by reason of future advances by the Bank or otherwise, and regardless of whether such Obligations are or were contemplated by the parties at the time of the granting of this Mortgage. Notice of the continuing grant of this Mortgage shall not be required to be stated on the face of any document evidencing any of the Obligations, nor shall such documents be required to otherwise specify that they are secured hereby.

1.7 Maximum Principal Amount Secured. Notwithstanding anything to the contrary contained in this Mortgage, the maximum amount of principal indebtedness secured by this Mortgage or which under any contingency may be secured by this Mortgage is the amount of $1,156,741.69.

1.8 Trust Fund. Pursuant to Section 13 of the New York Lien Law, Mortgagor shall receive the advances secured hereby and shall hold the right to receive the advances as a trust fund to be applied first for the purpose of paying the cost of any improvement on the Property and shall apply the advances first to the payment of the cost of any such improvement on the Property before using any part of the total of the same for any other purpose.

2. Representations, Warranties, Covenants

2.1 Representations and Warranties. The Mortgagor represents and warrants that:

(a)	This Mortgage has been duly executed and delivered by the Mortgagor and is the legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally;

(b)	The Mortgagor is the sole legal owner of the Property, holding good and marketable fee simple title to the Property, subject to no liens, encumbrances, leases, security interests or rights of others, other than those in favor of the Bank (the “Permitted Encumbrances”);

(c)	The Mortgagor has, prior to the date of this Mortgage, delivered to the Bank a complete and accurate copy of each Lease that is in effect as of the date of this Mortgage and the Mortgagor is the sole legal owner of the entire lessor’s interest in those Leases, if any, with full power and authority to encumber the Property in the manner set forth herein, and the Mortgagor has not executed any other assignment of those Leases or any of the rights or rents arising thereunder;

(d)	As of the date hereof, there are no Hazardous Materials in, on or under the Property, except as expressly disclosed in writing to and acknowledged by the Bank; and

(e)	Each Obligation is a commercial obligation and does not represent a loan used for personal, family or household purposes and is not a consumer transaction.

2.2 Recording; Further Assurances. The Mortgagor covenants that it shall, at its sole cost and expense and upon the request of the Bank, cause this Mortgage, and each amendment, modification or supplement hereto, to be recorded and filed in such manner and in such places, and shall at all times comply with all such statutes and regulations as may be required by law in order to establish, preserve and protect the interest of the Bank in the Property and the rights of the Bank under this Mortgage. Mortgagor will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other or further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Mortgage (including, without limitation, to correct clerical errors) or to vest more fully in, or assure to the Bank the security interest in, the Property or to comply with applicable statute or law. To the extent permitted by applicable law, Mortgagor authorizes the Bank to file financing statements, continuation statements or amendments without the signature of the Mortgagor thereon, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. The Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Property as defined in this Mortgage and which contain any other information required by Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Mortgagor is an organization, the type of organization and any organization identification number issued to Mortgagor; Mortgagor also authorizes the Bank to file financing statements describing any agricultural liens or other statutory liens held by the Bank. Mortgagor agrees to furnish any such information to the Bank promptly upon request. Mortgagor hereby constitutes the Bank its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Mortgage terminates in accordance with its terms, all Obligations are paid in full and the Property is released.

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2.3 Restrictions on the Mortgagor. The Mortgagor covenants that it will not, nor will it permit any other person to, directly or indirectly, without the prior written approval of the Bank in each instance:

(a)	Sell, convey, assign, transfer, mortgage, pledge, hypothecate, lease or dispose of all or any part of any legal or beneficial interest in the Mortgagor or the Property or any part thereof or permit any of the foregoing, except as expressly permitted by the terms of this Mortgage (and, for the avoidance of doubt, the Bank hereby consents to each of the Leases described in Section 2.1(c) above);

(b)	Permit the use, generation, treatment, storage, release or disposition of any Hazardous Materials in, on or under the Property other than strictly in accordance with all applicable Environmental Laws; or

(c)	Permit to be created or suffer to exist any mortgage, lien, security interest, attachment or other encumbrance or charge on the Property or any part thereof or interest therein (except for the Permitted Encumbrances), including, without limitation, (i) any lien arising under any Environmental Law, and (ii) any mechanics’ or materialmen’s lien. The Mortgagor further agrees to give the Bank prompt written notice of the imposition, or notice, of any lien referred to in this Section and to take any action necessary to secure the prompt discharge or release of the same. The Mortgagor agrees to defend its title to the Property and the Bank’s interest therein against the claims of all persons and, unless the Bank requests otherwise, to appear in and diligently contest, at the Mortgagor’s sole cost and expense, any action or proceeding that purports to affect the Mortgagor’s title to the Property or the priority or validity of this Mortgage or the Bank’s interest hereunder.

2.4 Operation of Property. The Mortgagor covenants and agrees as follows:

(a)	The Mortgagor will not permit the Property to be used for any unlawful or improper purpose, will at all times comply with all Federal, state and local laws, ordinances and regulations, and the provisions of any Lease, easement or other agreement affecting all or any part of the Property, and will obtain and maintain all governmental or other approvals relating to the Mortgagor, the Property or the use thereof, including without limitation, any applicable zoning or building codes or regulations and any laws or regulations relating to the handling, storage, release or cleanup of Hazardous Materials, and will give prompt written notice to the Bank of (i) any violation of any such law, ordinance or regulation by the Mortgagor or relating to the Property, (ii) receipt of notice from any Federal, state or local authority alleging any such violation and (iii) the presence or release on the Property of any Hazardous Materials;

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(b)	The Mortgagor will at all times keep the Property insured for such losses or damage, in such amounts and by such companies as may be required by law and which the Bank may require, provided that, in any case, the Mortgagor shall maintain: (i) physical hazard insurance on an “all risks” basis in an amount not less than 100% of the full replacement cost of the Property; (ii) flood insurance if and as required by applicable Federal law and as otherwise required by the Bank; (iii) comprehensive commercial general liability insurance; (iv) rent loss and business interruption insurance; and (v) such other insurance as the Bank may require from time to time, including builder’s risk insurance in the case of construction loans. All policies regarding such insurance shall be issued by companies licensed to do business in the state where the policy is issued and also in the state where the Property is located, be otherwise acceptable to the Bank, provide deductible amounts acceptable to the Bank, name the Bank as mortgagee, loss payee and additional insured, and provide that no cancellation or material modification of such policies shall occur without at least Ten (10) days prior written notice to the Bank. Such policies shall include (i) a mortgage endorsement determined by the Bank in good faith to be equivalent to the “standard” mortgage endorsement so that the insurance, as to the interest of the Bank, shall not be invalidated by any act or neglect of the Mortgagor or the owner of the Property, any foreclosure or other proceedings or notice of sale relating to the Property, any change in the title to or ownership of the Property, or the occupation or use of the Property for purposes more hazardous than are permitted at the date of inception of such insurance policies; (ii) a replacement cost endorsement; (iii) an agreed amount endorsement; (iv) a contingent liability from operation endorsement; and (v) such other endorsements as the Bank may request. The Mortgagor will furnish to the Bank upon request such original policies, certificates of insurance or other evidence of the foregoing as are acceptable to the Bank. The terms of all insurance policies shall be such that no coinsurance provisions apply, or if a policy does contain a coinsurance provision, the Mortgagor shall insure the Property in an amount sufficient to prevent the application of the coinsurance provisions. In addition, Mortgagor shall comply with all provisions of Section 291-g of the Real Property Law of New York, to the extent applicable;

(c)	Mortgagor will not pursuant to Section 291-f of the Real Property Law of New York enter into or modify any Lease after the date of this Mortgage without the prior written approval of the Bank and will not modify any Lease in any material respect without the prior written consent of the Bank, and Mortgagor will not execute any assignment of any of the Leases except in favor of the Bank, or accept any rentals under any Lease for more than one month in advance and will at all times perform and fulfill every term and condition of the Leases;

(d)	Mortgagor will at all times (i) maintain complete and accurate records and books regarding the Property in accordance with generally accepted accounting principles and (ii) permit the Bank and the Bank’s agents, employees and representatives, at such reasonable times as the Bank may request, to enter and inspect the Property and such books and records; and

(e)	Mortgagor will at all times keep the Property in good and first-rate repair and condition (damage from casualty not excepted) and will not commit or permit any strip, waste, impairment, deterioration or alteration of the Property or any part thereof.

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2.5 Payments. The Mortgagor covenants to pay when due: all Federal, state, municipal, real property and other taxes, betterment and improvement assessments and other governmental levies, water rates, sewer charges, insurance premiums and other charges on or in any way related to the Property, this Mortgage or any Obligation secured hereby that could, if unpaid, result in a lien on the Property or on any interest therein. If and when requested by the Bank, the Mortgagor shall deposit from time to time with the Bank sums determined by the Bank to be sufficient to pay when due the amounts referred to in this Section. The Mortgagor shall have the right to contest any notice, lien, encumbrance, claim, tax, charge, betterment assessment or premium filed or asserted against or relating to the Property; provided that it contests the same diligently and in good faith and by proper proceedings and, at the Bank’s request, provides the Bank with adequate cash security, in the Bank’s reasonable judgment, against the enforcement thereof. The Mortgagor shall furnish to the Bank the receipted real estate tax bills or other evidence of payment of real estate taxes for the Property within thirty (30) days prior to the date from which interest or penalty would accrue for nonpayment thereof. The Mortgagor shall also furnish to the Bank evidence of all other payments referred to above within fifteen (15) days after written request therefor by the Bank. If Mortgagor shall fail to pay such sums, the Bank may, but shall not be obligated to, advance such sums. Any sums so advanced by the Bank shall be added to the Obligations, repaid by the Mortgagor to the Bank on demand and shall bear interest until repaid at the rate set forth in the Note that applies during the continuance of an Event of Default.

2.6 Notices; Notice of Default. The Mortgagor will deliver to the Bank, promptly upon receipt of the same, copies of all notices or other documents it receives that affect the Property or its use, or claim that the Mortgagor is in default in the performance or observance of any of the terms hereof or that the Mortgagor or any tenant is in default of any terms of the Leases. The Mortgagor further agrees to deliver to the Bank written notice promptly upon the occurrence of any Event of Default or event that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

2.7 Takings. In case of any condemnation or expropriation for public use of, or any damage by reason of the action of any public or governmental entity or authority to, all or any part of the Property (a “Taking”), or the commencement of any proceedings or negotiations that might result in a Taking, the Mortgagor shall immediately give written notice to the Bank, describing the nature and extent thereof. The Bank may, at its option but at the Mortgagor’s expense, appear in any proceeding for a Taking or any negotiations relating to a Taking and the Mortgagor shall immediately give to the Bank copies of all notices, pleadings, determinations and other papers relating thereto. The Mortgagor shall in good faith and with due diligence and by proper proceedings file and prosecute its claims for any award or payment on account of any Taking. The Mortgagor shall not settle any such claim without the Bank’s prior written consent. The Mortgagor shall hold any amounts received with respect to such awards or claims, by settlement, judicial decree or otherwise, in trust for the Bank and immediately pay the same to the Bank. The Mortgagor authorizes any award or settlement due in connection with a Taking to be paid directly to the Bank in amounts not exceeding the Obligations. The Bank may apply such amounts to the Obligations in such order as the Bank may determine.

2.8 Insurance Proceeds. The proceeds of any insurance resulting from any loss with respect to the Property shall be paid to the Bank and, at the option of the Bank, be applied to the Obligations in such order as the Bank may determine; provided, however, that if the Bank shall require repair of the Property, the Bank may release all or any portion of such proceeds to the Mortgagor for such purpose. Any insurance proceeds paid to the Mortgagor shall be held in trust for the Bank and promptly paid to it.

3. Certain Rights of the BANK

3.1 Legal Proceedings. The Bank shall have the right, but not the duty, to intervene or otherwise participate, at the Mortgagor’s expense, in any legal or equitable proceeding that, in the Bank’s reasonable judgment, might affect the Property or any of the rights created or secured by this Mortgage. The Bank shall have such right whether or not there shall have occurred an Event of Default hereunder.

3.2 Appraisals/Assessments. The Bank shall have the right, at the Mortgagor’s sole cost and expense, to obtain appraisals, environmental site assessments or other inspections of the portions of the Property that are real estate at such times as the Bank deems necessary or as may be required by applicable law, or its prevailing credit or underwriting policies.

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3.3 Financial Statements. The Bank shall have the right, at the Mortgagor’s sole cost and expense, to require delivery of financial statements in form and substance acceptable to the Bank from the Mortgagor or any guarantor of any of the Obligations and the Mortgagor hereby agrees to deliver such financial statements and/or cause any such guarantor to so deliver any such financial statement when required by the Bank.

3.4 Leases and Rent Roll. The Mortgagor shall deliver to the Bank (i) during each calendar year and at such other times as the Bank shall request a rent roll for the Property, in form acceptable to the Bank, listing all tenants and occupants and describing all of the Leases; and (ii) at such times as the Bank shall request executed copies of all the Leases.

4. Defaults and Remedies

4.1 Events of Default. Each Event of Default described in the Loan Agreement shall constitute an Event of Default under this Mortgage.

4.2 Remedies. On the occurrence of any Event of Default or after DEMAND with respect to Obligations payable on DEMAND, the Bank shall have all of the rights and remedies set forth in the Loan Agreement, and may, at any time thereafter, at its option and, to the extent permitted by applicable law, without notice, exercise any or all of the following remedies:

(a)	Enter, take possession of, manage and operate the Property (including all personal property and all records and documents pertaining thereto) and any part thereof and exclude the Mortgagor therefrom and take all actions it deems necessary or proper to preserve the Property and operate the Property as a mortgagee in possession with all the powers as could be exercised by a receiver or as otherwise provided herein or by applicable law; provided, however, the entry by the Bank upon the Property for any reason shall not cause the Bank to be a mortgagee in possession, except upon the express written declaration of the Bank;

(b)	With or without taking possession of the Property, receive and collect all rents, income, issues and profits (“Rents”) from the Property (whether past due or thereafter accruing), including as may arise under the Leases, and the Mortgagor appoints the Bank as its true and lawful attorney with the power for the Bank in its own name and capacity to demand and collect Rents and take any action that the Mortgagor is authorized to take under the Leases. The Bank shall (after payment of all costs and expenses incurred) apply any Rents received by it to the Obligations in such order as the Bank determines, or in accordance with any applicable statute, and the Mortgagor agrees that exercise of such rights and disposition of such funds shall not be deemed to cure any default or constitute a waiver of any foreclosure once commenced nor preclude the later commencement of foreclosure for breach thereof. The Bank shall be liable to account only for such Rents actually received by the Bank. Lessees under the Leases are hereby authorized and directed, following notice from the Bank, to pay all amounts due the Mortgagor under the Leases to the Bank, whereupon such lessees shall be relieved of any and all duty and obligation to the Mortgagor with respect to such payments so made;

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(c)	Sell the Property or any part thereof or interest therein pursuant to exercise of its power of sale pursuant to Article 14 of the New York Real Property Actions and Proceedings Law (to the extent applicable) or otherwise at public auction on terms and conditions as the Bank may determine, or otherwise foreclose this Mortgage in any manner permitted by law, and upon such sale the Mortgagor shall execute and deliver such instruments as the Bank may request in order to convey and transfer all of the Mortgagor’s interest in the Property, and the same shall operate to divest all rights, title and interest of the Mortgagor in and to the Property. In the event this Mortgage shall include more than one parcel of property or subdivision (each hereinafter called a “portion”), the Bank shall, in its sole and exclusive discretion, be empowered to (a) foreclose upon any such portion without impairing its right to foreclose subsequently upon any other portion or the entirety of the Property from time to time thereafter, and (b) determine in what order the portions are to be presented for sale. A deficiency judgment may be obtained after all or any portion of the Property has been sold, with such judgment taking into account the value of all of the parcels previously sold, and the period of time allowable for such judgment shall be deemed to run from the date of the last sale. In addition, the Bank may in its discretion subordinate this Mortgage to one or more Leases for the sole purpose of preserving any such Lease in the event of a foreclosure;

(d)	Cause one or more environmental assessments to be taken, arrange for the cleanup of any Hazardous Materials or otherwise cure the Mortgagor’s failure to comply with Environmental Law or other applicable law, and the Mortgagor shall provide the Bank or its agents with access to the Property for such purposes; provided that the exercise of any of such remedies shall not be deemed to have relieved the Mortgagor from any responsibility therefor or given the Bank “control” over the Property or cause the Bank to be considered to be a mortgagee in possession, “owner” or “operator” of the Property for purposes of any Environmental Law or other applicable law, rule or regulation; and

(e)	Take such other actions or proceedings as the Bank deems necessary or advisable to protect its interest in the Property and ensure payment and performance of the Obligations, including, without limitation, appointment of a receiver without prior notice (and the Mortgagor hereby waives any right to object to such appointment) and exercise of any of the Bank’s remedies provided herein or in any other Loan Document or otherwise available to a secured party or mortgagee under the Uniform Commercial Code or under other applicable law.

In addition, the Bank shall have all other remedies provided by applicable law, including, without limitation, the right to pursue an action by summary proceeding pursuant to Article 7 of the Real Property Action and Proceedings Law of the State of New York, or a judicial sale of the Property or any portion thereof by deed, assignment or otherwise.

The Mortgagor agrees and acknowledges that the acceptance by the Bank of any payments from either the Mortgagor or any guarantor after the occurrence of any Event of Default, the exercise by the Bank of any remedy set forth herein or the commencement, discontinuance or abandonment of foreclosure proceedings against the Property shall not waive the Bank’s subsequent or concurrent right to foreclose or operate as a bar or estoppel to the exercise of any other rights or remedies of the Bank. The Mortgagor agrees and acknowledges that the Bank, by making payments or incurring costs described herein, shall be subrogated to any right of the Mortgagor to seek reimbursement from any third parties, including, without limitation, any predecessor in interest to the Mortgagor’s title or other party who may be responsible under any law, regulation or ordinance relating to the presence or cleanup of Hazardous Materials.

4.3 Advances. If the Mortgagor fails to pay or perform any of its obligations respecting the Property, the Bank may in its sole discretion do so without waiving or releasing Mortgagor from any such obligation. Any such payments may include, but are not limited to, payments for taxes, assessments and other governmental levies, water rates, insurance premiums, maintenance, repairs or improvements constituting part of the Property. Any amounts paid by the Bank hereunder shall be, until reimbursed by the Mortgagor, part of the Obligations and secured by this Mortgage, and shall be due and payable to the Bank, on demand, together with interest thereon to the extent permitted by applicable law, at the interest rate set forth in the Note that applies during the continuance of an Event of Default.

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4.4 Cumulative Rights and Remedies. All of the foregoing rights, remedies and options (including without limitation the right to enter and take possession of the Property, the right to manage and operate the same, and the right to collect Rents, in each case whether by a receiver or otherwise) are cumulative and in addition to any rights the Bank might otherwise have, whether at law or by agreement, and may be exercised separately or concurrently and none of which shall be exclusive of any other. The Mortgagor further agrees that the Bank may exercise any or all of its rights or remedies set forth herein without having to pay the Mortgagor any sums for use or occupancy of the Property.

4.5 Mortgagor’s Waiver of Certain Rights. To the extent permitted by applicable law, the Mortgagor hereby waives the benefit of all present and future laws (i) providing for any appraisal before sale of all or any portion of the Property or (ii) in any way extending the time for the enforcement of the collection of the Obligations or creating or extending a period of redemption from any sale made hereunder.

5. Miscellaneous

5.1 Costs and Expenses. To the extent permitted by applicable law, the Mortgagor shall pay to the Bank, on demand, all reasonable expenses (including attorneys’ fees and expenses and reasonable consulting, accounting, appraisal, brokerage and similar professional fees and charges) incurred by the Bank in connection with the Bank’s interpretation, recordation of this Mortgage, exercise, preservation or enforcement of any of its rights, remedies and options set forth in this Mortgage and in connection with any litigation, proceeding or dispute whether arising hereunder or otherwise relating to the Obligations, together with interest thereon to the extent permitted by applicable law, until paid in full by the Mortgagor at the highest rate set forth in any of the notes evidencing the Obligations. Any amounts owed by the Mortgagor hereunder shall be, until paid, part of the Obligations and secured by this Mortgage, and the Bank shall be entitled, to the extent permitted by law, to receive and retain such amounts in any action for a deficiency against or redemption by the Mortgagor, or any accounting for the proceeds of a foreclosure sale or of insurance proceeds.

5.2 Indemnification Regarding Leases. The Mortgagor hereby agrees to defend, and does hereby indemnify and hold the Bank and each other Indemnitee harmless from all Claims in any way connected to the assignment of the Leases and from all demands that may be asserted against any Indemnitee arising from any undertakings on the part of the Bank or any other Indemnitee to perform any obligations under the Leases. It is understood that the assignment of the Leases shall not operate to place responsibility for the control or management of the Property upon the Bank or any Indemnitee or make them liable for performance of any of the obligations of the Mortgagor under Leases, respecting any condition of the Property or any other agreement or arrangement, written or oral, or applicable law.

5.3 Indemnification Regarding Hazardous Materials. The Mortgagor hereby agrees to defend, and does hereby indemnify and hold harmless each Indemnitee from and against any and all Claims of any environmental engineering or cleanup firm incurred by such Indemnitee and arising out of or in connection with the Property or resulting from the application of any Environmental Law relating to the presence or cleanup of Hazardous Materials on or affecting the Property. The Mortgagor agrees its obligations hereunder shall be continuous and shall survive termination or discharge of this Mortgage and/or the repayment of all debts to the Bank including repayment of all Obligations.

5.4 Indemnitee’s Expenses. If any Indemnitee is made a party defendant to any litigation or any claim is threatened or brought against such Indemnitee concerning this Mortgage or the Property or any part thereof or therein or concerning the construction, maintenance, operation or the occupancy or use thereof by the Mortgagor or other person or entity, then the Mortgagor shall indemnify, defend and hold each Indemnitee harmless from and against all liability by reason of said litigation or claims, including attorneys’ fees and expenses incurred by such Indemnitee in connection with any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Bank or any other Indemnitee in favor of the Mortgagor.

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5.5 Waivers. The Mortgagor waives notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

5.6 Waiver of Homestead. To the maximum extent permitted under applicable law, the Mortgagor hereby waives and terminates any homestead rights and/or exemptions respecting the Property under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

5.7 Statutory Construction. The clauses and covenants contained in this Mortgage that are construed by Section 254 of the Real Property Law of New York shall be construed as provided in those sections. The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights, notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of the Bank arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Bank shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

5.8 Joint and Several. If there is more than one Mortgagor, each of them shall be jointly and severally liable for payment and/or performance of all obligations secured by this Mortgage and the term “Mortgagor” shall include each as well as all of them.

5.9 Severability. If any provision of this Mortgage or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Mortgage (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

5.10 Complete Agreement. This Mortgage and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

5.11 Binding Effect of Agreement. This Mortgage shall run with the land and be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until all Obligations are fully and indefeasibly paid. The Bank may transfer and assign this Mortgage and deliver any collateral to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Mortgage and such collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Mortgage or the other Loan Documents.

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5.12 Governing Law. This Mortgage shall be governed by federal law applicable to the Bank and, to the extent not preempted by federal law, the laws of the State of New York.

5.13 Jurisdiction and Venue. The Mortgagor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Mortgage. The Mortgagor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. The Mortgagor hereby consents to process being served in any such suit, action or proceeding (i) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Mortgagor’s address set forth herein or such other address as has been provided in writing to the Bank and (ii) in any other manner permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Mortgagor.

5.14 JURY WAIVER. THE MORTGAGOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS MORTGAGE, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. THE MORTGAGOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

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EXECUTED as of the date first above written.

Mortgagor:

Premier Packaging Corporation

By:
Frank D. Heuszel, CEO

STATE OF NEW YORK	:
SS.
COUNTY OF	:

On the ___ day of June in the year 2019 , before me, the undersigned, a Notary Public in and for said State, personally appeared, Frank D. Heuszel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC

TYPE OR PRINT NAME

[Signature Page to Mortgage]

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CITIZENS BANK, N.A., a national banking association

By:
Douglas Dandurand, Vice President

STATE OF NEW YORK)

COUNTY OF MONROE) ss:

On the ___ day of June in the year 2019 before me, the undersigned a notary public in and for the State of New York, personally appeared Douglas Dandurand, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Signature Page to Mortgage]

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EXHIBIT “A”

Property Description

All that certain lot, piece or parcel of land, situate in the Village of Victor, County of Ontario and State of New York, being Lot 5 of the School Street Industrial Park Subdivision, as shown on a map prepared by Cornwall Consultants, P.C., and filed in the Ontario County Clerk’s Office on November 3, 1989 at map number 17502.

Also, all that certain lot, piece or parcel of land, situate in the Village of Victor, County of Ontario and State of New York, being Lot 6 of the School Street Industrial Park Subdivision, as shown on a map prepared by Cornwall Consultants, P.C., and filed in the Ontario County Clerk’s Office on November 3, 1989, at map number 17502.

The above-described Lots 5 and 6 are now known collectively as Lot R-6 of the School Street Industrial Park Subdivision as shown on a resubdivision map prepared by David Anderson and filed in the Ontario County Clerk’s Office on January 7, 1997, as map number 23392.

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EXHIBIT “B”

A:

1. That certain mortgage from Primo DiFelice to The Canandaigua National Bank and Trust Company in the original principal amount of $300,000.00 recorded in the Monroe County Clerk’s Office on August 16, 1991 in Liber 716 of Mortgages at Page 1191;

2. That certain mortgage from Primo DiFelice to The Canandaigua National Bank and Trust Company in the original principal amount of $250,000.00 recorded in the Monroe County Clerk’s Office on April 29, 1994 in Liber 844 of Mortgages at Page 126;

which mortgages 1 and 2 were consolidated to form a single lien in the amount of $550,000.00 by Mortgage Modification and Extension Agreement recorded in the Monroe County Clerk’s Office on April 29, 1994 in Liber 844 of Mortgages at Page 456;

which mortgages were further consolidated and modified to form a single lien in the amount of $550,000.00 by Mortgage Consolidation Agreement recorded in the Monroe County Clerk’s Office on January 15, 1997 in Liber 954 of Mortgages at Page 456;

which mortgages, as consolidated were assigned to M & T Real Estate, Inc. by Assignment of Mortgage recorded in the Monroe County Clerk’s Office on January 15, 1997 in Liber 954 of Mortgages at Page 454.

3. That certain mortgage from Bzdick Properties, LLC to M & T Real Estate, Inc. in the original principal amount of $293,046.95 recorded in the Monroe County Clerk’s Office on January 15, 1997 in Liber 954 of Mortgages at Page 457;

which mortgage was consolidated with the above mortgages to form a single lien in the amount of $758,000.00 by Mortgage Spreader, Consolidation and Modification Agreement recorded in the Monroe County Clerk’s Office on January 15, 1997 in Liber 954 of Mortgages at Page 465;

which mortgages, as consolidated, were further consolidated and modified to form a single lien in the amount of $610,574.03 by Mortgage Modification and Extension Agreement recorded in the Monroe County Clerk’s Office on February 1, 2007 in Liber 1896 of Mortgages at Page 462;

which mortgages, as consolidated, were assigned by M & T Real Estate (successor by merger to M & T Real Estate, Inc.) to RBS Citizens, N.A. recorded in the Monroe County Clerk’s Office on September 2, 2011 in Liber 2281 of Mortgages at Page 915.

4. That certain mortgage from Premier Packaging Corporation to RBS Citizens, N.A. in the original principal amount of $688,034.70 recorded in the Monroe County Clerk’s Office on September 2, 2011 in Liber 2281 of Mortgages at Page 918;

which mortgage was consolidated with the above mortgages to form a single lien in the amount of $1,200,000.00 by Consolidation, Extension and Modification Agreement recorded in the Monroe County Clerk’s Office on September 2, 2011 in Liber 2281 of Mortgages at Page 950.

B: That certain mortgage from Premier Packaging Corporation to RBS Citizens, National Association in the original principal amount of $450,000.00 dated December 6, 2013 and recorded in the Monroe County Clerk’s Office on December 9, 2013 in Liber 2518 of Mortgages at Page 447;

C: That certain mortgage from Premier Packaging Corporation Citizens Bank, N.A. in the original principal amount of $4,864.74 dated June 27, 2019 and to be recorded in the Monroe County Clerk’s Office;

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